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                                                                EXHIBIT (p)(xii)






                              RSI RETIREMENT TRUST
                        RETIREMENT SYSTEM INVESTORS INC.
                      RETIREMENT SYSTEM DISTRIBUTORS INC.
                             RSGROUP TRUST COMPANY


                          CONSOLIDATED CODE OF ETHICS


                    Adopted as of August 1, 1990 Pursuant to
              Rule 17j-1 Under the Investment Company Act of 1940
                 and Amended August 6, 1998 and August 30, 2000
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                              RSI RETIREMENT TRUST
                        RETIREMENT SYSTEM INVESTORS INC.
                      RETIREMENT SYSTEM DISTRIBUTORS INC.
                             RSGROUP TRUST COMPANY

                          CONSOLIDATED CODE OF ETHICS

                    Adopted as of August 1, 1990 Pursuant to
              Rule 17j-1 Under the Investment Company Act of 1940
                 and Amended August 6, 1998 and August 30, 2000


1.       Purpose

         This Consolidated Code of Ethics (the "Code of Ethics") has been adopted by the Trustees of the RSI Retirement Trust (the "Fund") and the Boards of Directors of Retirement System Investors Inc. ("RSII") and Retirement System Distributors Inc. ("RSDI"), and RSGroup Trust Company ("RTC"), in accordance with Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "Act"). Section 17(j) under the Act makes it unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in fraudulent personal securities transactions. Rule 17j-1 (a copy of which is attached as Exhibit A) requires each investment company, investment adviser and principal underwriter to adopt a Code of Ethics containing provisions reasonably necessary to prevent access persons (as defined herein) from engaging in conduct prohibited by Rule 17j-1. The purpose of this Code of Ethics is to provide regulations and procedures consistent with the Act and Rule 17j-1 thereunder designed to give effect to the general prohibitions set forth in Rule 17j-1(b) as follows:

                  It is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined by Rule 17j-1, by such registered investment company:

         (1) To employ any device, scheme or artifice to defraud such registered investment company;

         (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;


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         (3)      To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

         (4) To engage in any manipulative practice with respect to such registered investment company.

         On August 23, 1999, the Securities and Exchange Commission (the "Commission") adopted amendments to Rule 17j-1 which require greater board oversight of personal trading practices, more complete reporting of employee securities trading and preclearance of employee purchases of initial public offerings and private placements. The amendments require, among other things, that the Fund, RSII, RSDI and RTC provide their fund boards annually a written report that (i) describes issues that arose during the previous year under the Code of Ethics, including information about material code violations and sanctions imposed and (ii) certifies to the respective boards that the Fund, RSII, RSDI and RTC have adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

2.       Application

         (a) This Code of Ethics shall apply to the "access persons" of the Fund, RSII, RSDI, and RTC.

         (b) Each of the Fund, RSII, RSDI, and RTC shall maintain a list of all its access persons, inform such access persons of their reporting obligations and provide each such access person with a copy of this Code of Ethics.

3.       Definitions

         (a) "Investment Adviser" means any investment adviser to the Fund, including but not limited to RSII.

         (b) "Access person" means (i) any trustee, director, officer, or advisory person (as hereinafter defined) of the Fund or RSII, or (ii) any director or officer of RSDI or RTC who in the ordinary course of business makes, participates in, or obtains information regarding the purchase or sale of securities for the Fund or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities.

         (c) "Advisory person" of the Fund or RSII means (i) any employee of the Fund, RSII, or any company in a control relationship to the Fund or RSII (including Retirement System Group Inc.) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any other natural person in a control


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relationship to the Fund or RSII who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund.

         (d) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (e) "Beneficial ownership" shall be interpreted in the same manner as the term is interpreted under the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that the access person has or acquires, regardless of whether such securities are issued by companies registered pursuant to Section 12 of the Exchange Act. (See Exhibit B.)

         (f) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         (g) "Independent Trustee" means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act. A Trustee is not deemed an interested person of the Fund solely by reason of his being a Trustee of the Fund.

         (h) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

         (i) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act. In general, the term "security" includes any interest or instrument commonly known as a security, except that it shall not include securities issued by the United States (including short-term debt securities issued or guaranteed as to principal or interest by the United States or by agencies of the Government of the United States), bankers' acceptances, bank certificates of deposit, commercial paper, or shares of registered open-end investment companies.

4.       Prohibited Activities

         (a) No access person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and that to his actual knowledge at the time of such purchase or sale:

                  (1) is being considered for purchase or sale by the Fund; or

                  (2)      is being purchased or sold by the Fund.


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         (b)      No access person shall reveal to any other person (except in the normal course of his duties on behalf of the Fund, RSII, RSDI or RTC) any information regarding securities transactions by the Fund or consideration by the Fund or any Investment Adviser of any securities transaction related to the Fund.

         (c) No access person shall engaged in purchases and sales of "private placement" securities (including all private equity partnerships, hedge funds, limited partnership or venture capital funds) unless such purchases or sales are precleared directly with the Compliance Officer or designee, such that no access person may engage in any such transaction unless the Compliance Officer or his designee have previously determined in writing that the contemplated investment does not involve any potential for conflict with the investment activities of the Fund.

         (d) No access person shall engage in purchases and sales of securities offered in an initial public offering (including so-called "hot" initial public offering) unless such purchases or sales are precleared directly with the Compliance Officer or designee, such that no access person may engage in any such transaction unless the Compliance Officer or his designee have previously determined in writing that the contemplated investment does not involve any potential for conflict with the investment activities of the Fund.

5.       Exempted Activities

         The prohibitions of Section 4(a) of this Code of Ethics shall not apply to:

         (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control or in any account that is managed on a discretionary basis by a person other than such access person and with respect to which such access person does not in fact exercise any influence or control over transactions.

         (b) Purchases or sales of securities that are not eligible for purchase or sale by the Fund.

         (c) Purchases or sale that are non-volitional on the part of either the access person or the Fund.

         (d) Purchases that are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such right were acquired from such issuer, and sale of such rights so acquired.

         (f) Purchases or sales of securities that receive the prior approval of the President or any Vice President of the Fund or the Compliance Officer of RSII or RSDI,


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


as the case may be, (such approving officer having no personal interest in such purchases or sales) because such purchases or sales are not likely to have a material adverse effect on the Fund or on its ability to purchase or sell securities of the same class or other securities of the same issuer.

         (g) Any securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.

6.       Reporting of Transactions

         (a) Every access person, subject to the exception in Section 6(b) below for Independent Trustees, shall report to the Treasurer of the Fund or the Compliance Officer of RSII or RSDI or RTC, as the case may be, the information described in Section 6(c) of this Code of Ethics with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected in any account over which such person does not have any direct or indirect influence or control or in any account that is managed on a discretionary basis by a person other than such access person and with respect to which such access person does not in fact exercise any influence or control over transactions. In addition, every access person shall report to the Treasurer of the Fund or the Compliance Officer of RSII or RSDI or RTC, as the case may be, the information described in Section 6(d) and (e), as applicable, of this Code of Ethics. The Secretary of the Fund or the Compliance Officer of RSII, RSDI, and RTC shall review and maintain such transactions and holdings reports and such other records as are required by Rule 17j-1 under the Act.

         (b) An Independent Trustee of the Fund need only report to the Treasurer of the Fund a transaction if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security is or was purchased or sold by the Fund or security was being considered for purchase or sale by the Fund or an Investment Adviser.

         (c) Every report made pursuant to this Section 6 shall be in writing and shall be delivered not later than 10 days after the end of the calendar quarter in which a transaction to which the report relates was effected, and shall contain the following information:

                  (1) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                  (2) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);


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                  (3)      The price at which the transaction was effected; and

                  (4) The name of the broker, dealer or bank with or through which the transaction was effected.

         (d) Subject to the exceptions provided in Rule 17j-1, no later than 10 days after the person becomes an access person with the Fund, RSII, RSDI, or RTC, each such new access person must disclose his or her personal direct or indirect beneficial securities holdings to the Compliance Officer. Initial holdings reports must identify the title, number of shares, and principal amount with respect to each security holding, except for shares issued by open-end Funds as permitted by Rule 17j-1(d)(1)(i)(A), and such other information as required by Rule 17j-1.

         (e) Subject to the exceptions provided in Rule 17j-1, each access person must submit an annual holdings report reflecting direct or indirect beneficial holdings as of a date no more than 30 days before the report is required to be submitted. Annual holdings reports must identify the title, number of shares, and principal amount with respect to each security holding, except for shares issued by open-end Funds as permitted by Rule 17j-1(d)(1)(iii)(A), and such other information as required by Rule 17j-1.

         (f) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (g) In lieu of making reports pursuant to Section 6(c) and (e) above, an access person of RSII or RSDI shall be deemed to be in compliance with this Section 6 if he instructs the broker, dealer, or financial institution, with or through which transactions are effected in any security in which such access person has, or by reason such transaction acquires, any direct or indirect beneficial ownership, to forward duplicate copies of all confirmations and periodic account statements, and such broker, dealer, or financial institution actually forwards such duplicate copies of confirmations and periodic account statements, to the Compliance Department of RSII or RSDI, as the case may be.

         (h) All reports and duplicate copies of confirmations and periodic account statements furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Commission, other governmental bodies authorized by law to obtain such access, and, as the case may be, the Trustees of the Fund, the Board of Directors of RSII, or the Board of Directors of RSDI or RTC.

7.       Approval and Review by Boards of Directors and Trustees

         The Board of Directors and Trustees of each of the Fund, RSII, RSDI or RTC, including a majority of directors who are disinterested directors, must approve this Code of Ethics. Additionally, any material changes to this Code of Ethics must be approved by the Board of Directors and Trustees within six months after adoption of any material change. The Board of Directors and Trustees must base their approval of the Code of


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Ethics and any material changes to the Code of Ethics on a determination that the Code of Ethics contains provisions reasonably necessary to prevent employees from engaging in any conduct prohibited by Rule 17j-1. Prior to approving the Code of Ethics or any material change to the Code of Ethics, the Board of Directors and Trustees must receive a certification from the Fund, RSII, RSDI and RTC that they have adopted procedures reasonably necessary to prevent employees from violating the Code of Ethics.

8.       Annual Issues and Certification Report.

         At least annually, the Fund, RSII, RSDI and RTC shall furnish to the Board of Trustees of the Fund, and the Board of Trustees must consider, a written report that (1) describes any issues arising under this Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations and (2) certifies that the Fund, RSII, RSDI and RTC have adopted procedures reasonably necessary to prevent access persons from violating this Code of Ethics.

9.       Sanctions

         Upon discovering a violation of this Code of Ethics, the Board of Trustees of the Fund or the Board of Directors of RSII, RSDI and RTC, as the case may be, may impose such sanctions as it deems appropriate, including among other things, the issuance of a letter of censure or the suspension or termination of the violator's association or employment.


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                                                                       EXHIBIT A


RULE 17J-1.  PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY PERSONNEL.

         (a)  Definitions.  For purposes of this section:

         (1)  Access Person means:

         (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

         (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

         (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses:

         (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

         (2)  Advisory Person of a Fund or of a Fund's investment adviser means:

         (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

         (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

         (3) Control has the same meaning as in Section 2(a)(9) of the Investment Company Act.


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RULE 17J-1                            INVESTMENT COMPANY RULES
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         (4)  Covered Security means a security as defined in Section 2(a)(36)
of the Investment Company Act, except that it does not include:

         (i)  Direct obligations of the Government of the United States;

         (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

         (iii)  Shares issued by open-end Funds.

         (5) Fund means an investment company registered under the Investment Company Act.

         (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

         (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

         (i) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

         (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

         (8) A Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         (9) Purchase or Sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (10)  Security Held or to be Acquired by a Fund means:

         (i)  Any Covered Security which, within the most recent 15 days:

         (A)  Is or has been held by the Fund; or

         (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

         (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this Rule 17j-1.

         (b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

         (1)  To employ any device, scheme or artifice to defraud the Fund;

         (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

         (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

         (4)  To engage in any manipulative practice with respect to the Fund.

         (c)  Code of Ethics.

         (1)  Adoption and Approval of Code of Ethics.

         (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a


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written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this Rule 17j-1.

         (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this Rule 17j-1. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

         (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this Rule 17j-1. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this Rule 17j-1, if they obtain written consent from the designated principal underwriter or depositor.

         (2)  Administration of Code of Ethics.

         (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

         (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

         (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

         (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

         (3) Exception for Principal Underwriters. The requirements of paragraphs (c)(1) and (c)(2) of this Rule 17j-1 do not apply to any principal underwriter unless:

         (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

         (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

         (d)  Reporting Requirements of Access Persons.

         (1) Reports Required. Unless excepted by paragraph (d)(2) of this Rule 17j-1, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

         (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

         (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;


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         (B)  The name of any broker, dealer or bank with whom the Access
Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (C)  The date that the report is submitted by the Access Person.

         (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

         (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

         (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

         (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (3) The price of the Covered Security at which the transaction was effected;

         (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

         (5)  The date that the report is submitted by the Access Person.

         (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

         (1) The name of the broker, dealer or bank with whom the Access Person established the account;

         (2)  The date the account was established; and

         (3)  The date that the report is submitted by the Access Person.

         (iii) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

         (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

         (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         (C)  The date that the report is submitted by the Access Person.

         (2)  Exceptions from Reporting Requirements.

         (i) A person need not make a report under paragraph (d)(1) of this Rule 17j-1 with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

         (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, and who would be required to make a report solely by reason of being a Fund director, need not make:

         (A) An initial holdings report under paragraph (d)(1)(i) of this Rule 17j-1 and an annual holdings report under paragraph (d)(1)(iii) of this Rule 17j-1; and

         (B) A quarterly transaction report under paragraph (d)(1)(ii) of this Rule 17j-1, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

         (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this Rule 17j-1 if:


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         (A)  The principal underwriter is not an affiliated person of the Fund
(unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

         (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

         (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph
(d)(1)(ii) of this Rule 17j-1 if all the information in the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act.

         (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this Rule 17j-1 if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

         (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this Rule 17j-1 must institute procedures by which appropriate management or compliance personnel review these reports.

         (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this Rule 17j-1 must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

         (5) Beneficial Ownership. For purposes of this Rule 17j-1, beneficial ownership is interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act and the rules and regulations thereunder. Any report required by paragraph (d) of this Rule 17j-1 may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

         (e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

         (f)  Recordkeeping Requirements.

         (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

         (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

         (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

         (C) A copy of each report made by an Access Person as required by this Rule 17j-1, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this Rule 17j-1, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;


(c) 2000, BOWNE & CO., INC.                         (BULLETIN NO. 193, 06-15-00)

RULE 17J-1                  INVESTMENT COMPANY RULES
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         (D)  A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this Rule
17j-1, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

         (E) A copy of each report required by paragraph (c)(2)(ii) of this Rule 17j-1 must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

(C) 2000, BOWNE & CO., INC.                    (BULLETIN NO. 193, 06-15-00)

                                                                       EXHIBIT B

                       BENEFICIAL OWNERSHIP OF SECURITIES

         The term "beneficial ownership" of securities includes not only ownership of securities held by an access person for his own benefit but also ownership of securities held for his benefit by others, securities held for his account by pledgees, securities owned by a partnership in which he is a member, and securities owned by any corporation that he should regard as a personal holding corporation.

         Securities held in the name of another should be considered as "beneficially" owned by an access person where the access person enjoys "benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that, although the final determination of beneficial ownership is a question to be determined the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances, such relationship ordinarily results in such persons obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home or to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale, or voting of such securities.

         An access person also may be regarded as the beneficial owner of securities held in the name of another person if, by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative, or a relative of a spouse, and sharing the same home as an access person may in itself indicate that the access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an access person will be treated as being beneficially owned by the access person.

         An access person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children, or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.